Exhibit 4.7

CONSENT OF

Norman Pitcher, P. Geo

Chief Operating Officer

Eldorado Gold Corporation

Board of Directors of Eldorado Gold Corporation

United States Securities and Exchange Commission

I consent to:

1.                                       The incorporation by reference in the Offer and Circular of Eldorado Gold Corporation (the “Company”), included as part of the Company’s Registration Statement on Form F-8 as filed with the Securities and Exchange Commission, of the description of the reports which were prepared under my direct supervision, the description of certain mineral reserves of the Tanjianshan Mine as at December 31, 2007 and the Kisladag Mine as at December 31, 2007; and

2.                                       The information that forms the summary of the Reports and other information pertaining to the Tanjianshan Mine and the Kisladag Mine and to the use of my name under the Offer and Circular and Registration Statement as a named expert.

Dated as of the 9th day of May 2008

/s/ Norman Pitcher, P. Geo
Norman Pitcher, P. Geo
Chief Operating Officer
Eldorado Gold Corporation